EXHIBIT 4.1

SMITHFIELD FOODS, INC.

AMENDMENT AGREEMENT NO. 2

As of December 31, 2002

To each of the Current Holders

listed in Annex 1 attached hereto

Ladies and Gentlemen:

Smithfield Foods, Inc., a Virginia corporation (together with its respective successors and assigns, the “Issuer”) agrees with you as follows:

1. PRELIMINARY STATEMENTS.

The Issuer issued and sold:

(a) Nine Million Eight Hundred and Fifty-Two Thousand Nine Hundred Forty-Two Dollars ($9,852,942) in aggregate principal amount of 8.41% Series B Senior Secured Notes due August 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the “Series B Notes”);

(b) Forty Million Dollars ($40,000,000) in aggregate principal amount of its 8.34% Series C Senior Secured Notes due August 1, 2003 (as they may be amended, restated or otherwise modified from time to time, the “Series C Notes”);

(c) Nine Million Dollars ($9,000,000) in aggregate principal amount of its 9.80% Series D Senior Secured Notes due August 1, 2003 (as they may be amended, restated or otherwise modified from time to time, the “Series D Notes”);

(d) Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000) in aggregate principal amount of its 10.75% Series E Senior Secured Notes due August 1, 2005 (as they may be amended, restated or otherwise modified from time to time, the “Series E Notes”);

(e) One Hundred Million Dollars ($100,000,000) in aggregate principal amount of its 8.52% Series F Senior Secured Notes due August 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the “Series F Notes”);

(f) Fourteen Million Dollars ($14,000,000) in aggregate principal amount of its 9.85% Series G Senior Secured Notes due November 1, 2006 (as they may be amended, restated or otherwise modified from time to time, the “Series G Notes”); and

(g) Fourteen Million Seven Hundred Seventy-Nine Thousand Four Hundred and Twelve Dollars ($14,779,412) in aggregate principal amount of its 8.41% Series H Senior Secured Notes due August 1, 2004 (as they may be amended, restated or otherwise modified from time to time, the “Series H Notes” and, together with the Series B Notes, the Series C Notes, the Series D Notes, the Series E Notes, the Series F Notes, the Series G Notes, collectively, the “Notes”);

pursuant to those separate Amended and Restated Note Purchase Agreements each dated as of October 31, 1999 among the Issuer and the noteholders named in Annex 1 thereto (as amended by that certain Amendment Agreement No. 1, dated as of December 7, 2001, among the Issuer and the other parties listed on the signature pages thereto, the “Existing Purchase Agreements”). The register kept by the Issuer for the registration and transfer of the Notes indicates that each of the Persons named in Annex 1 hereto (collectively, the “Current Holders”) is currently a holder of the original aggregate principal amount of the Notes indicated in such Annex.

2. DEFINED TERMS.

Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Purchase Agreements.

3. AMENDMENTS TO EXISTING PURCHASE AGREEMENTS AND NOTES.

3.1. Amendments to Existing Purchase Agreements.

Subject to Section 5, the Current Holders and the Issuer hereby agree to each of the amendments to the Existing Purchase Agreements as provided for by this Amendment Agreement No. 2 (this “Amendment Agreement”) in the manner specified in Exhibit 3.1 hereto. Such amendments are referred to herein, collectively, as the “Existing Purchase Agreement Amendments”.

3.2. Amendments to Notes.

Subject to Section 5, the Current Holders and the Issuer hereby agree that (a) each of the Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes and Series H Notes shall be deemed to be automatically amended without any further action required on the part of any other Person, to conform to and have the terms provided in Exhibit 3.2(B), Exhibit 3.2(C), Exhibit 3.2(D), Exhibit 3.2(E), Exhibit 3.2(F), Exhibit 3.2(G) and Exhibit 3.2(H), respectively, hereto (except that the principal amount and payee of each Note shall remain unchanged) and (b) any Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes and Series H Notes issued after the Effective Date shall be in the form of Exhibit 3.2(B), Exhibit 3.2(C), Exhibit 3.2(D), Exhibit 3.2(E), Exhibit 3.2(F), Exhibit 3.2(G) and Exhibit 3.2(H), respectively, hereto. Such amendment and issuance are referred to herein, collectively, as the “Existing Note Amendments,” and, together with the Existing Purchase Agreement Amendments, collectively as the “Amendments”.

4. REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

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To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Issuer represents and warrants as follows:

4.1. Material Adverse Effect.

Since the date of the last audited consolidated financial statements of the Issuer delivered to each of the Current Holders, no event has occurred or condition exists which has had, or could reasonably be expected to have, a Material Adverse Effect.

4.2. Organization, Power and Authority, etc.

The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.

4.3. Legal Validity.

The execution and delivery of this Amendment Agreement by the Issuer and compliance by the Issuer with its obligations hereunder: (a) are within the corporate powers of the Issuer; and (b) are legal and do not conflict with, result in any breach of, constitute a default under, or result in the creation of any Lien upon any Property of the Issuer under the provisions of: (i) any charter instrument or bylaw to which the Issuer is a party or by which the Issuer or any of its Property may be bound; (ii) any order, judgment, decree or ruling of any court, arbitrator or governmental authority applicable to the Issuer or its Property; or (iii) any agreement or instrument to which the Issuer is a party or by which the Issuer or any of its Property may be bound or any statute or other rule or regulation of any governmental authority applicable to the Issuer or its Property, except where such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect.

This Amendment Agreement has been duly authorized by all necessary action on the part of the Issuer, has been executed and delivered by a duly authorized officer of the Issuer, and constitutes a legal, valid and binding obligation of the Issuer, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.

4.4. No Defaults.

Immediately prior to and after giving effect to the Amendments set forth in this Amendment Agreement, no Default or Event of Default will exist.

5. EFFECTIVENESS OF AMENDMENTS.

The Amendments shall become effective as of the first date written above (the “Effective Date”), if at all, at such time as all of the Current Holders shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Amendment Agreement. It is understood that any Current Holder may withhold its consent for any reason, and that, without limitation of the foregoing, each Current Holder hereby makes the granting of its consent contingent upon satisfaction of the following conditions:

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5.1. Amendment to Credit Facility.

Each Current Holder shall have received true and correct copies of the fully executed amendment (the “Credit Facility Amendment”) to the Credit Facility substantially in the form of Exhibit 5.1 hereto;

5.2. Amendment of Other Note Agreements.

Each Current Holder shall have received true and correct copies of the fully executed amendments (collectively, the “Other Purchase Agreement Amendments”) to those certain separate Note Purchase Agreements, dated as of March 1, 2002, between the Issuer and each of the purchasers listed on Annex 1 thereto, those certain separate Note Purchase Agreements, dated as of June 2, 2000 between the Issuer and each of the purchasers listed on Annex 1 thereto, and those certain separate Note Purchase Agreements, dated as of October 27, 1999, between the Issuer and each of the purchasers listed on Annex 1 thereto. Each such amendment shall be substantially in the form of this Amendment Agreement;

5.3. Opinion of Counsel.

The Current Holders shall have received from special counsel to the Issuer, a closing opinion, dated as of the Effective Date, and in form and substance satisfactory to the Current Holders. This Section 5.3 shall constitute direction by the Issuer to such counsel to deliver such closing opinion to the Current Holders;

5.4. Amendment Fee.

The fee to be paid to the Current Holders pursuant to Section 7 of this Amendment Agreement shall have been paid in full;

5.5. Expenses.

The payment of the expenses to be paid on behalf of the Current Holders pursuant to Section 8 of this Amendment Agreement (to the extent a statement therefore has been presented to the Issuer on or prior to the Effective Date) shall have been paid in full; and

6. CONSENT.

The Current Holders hereby consent to the execution and delivery of the Credit Facility Amendment and the Other Purchase Agreement Amendments to the extent that such consent is required under the terms of the Financing Documents.

7. AMENDMENT FEE.

In consideration of the execution and delivery by the Current Holders of this Amendment Agreement and the consent by the Current Holders to the Amendments, on or prior to the Effective Date, the Issuer shall have paid to each of the Current Holders a fee in an amount equal to 0.10% of the aggregate outstanding principal amount of the Notes held by such Current Holder and in the manner and to the accounts specified in the Existing Purchase Agreements.

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8. EXPENSES.

Whether or not the Amendments become effective, the Issuer will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related thereto. Nothing in this Section 8 shall limit the Issuer’s obligations pursuant to Section 1.4 of the Existing Purchase Agreements.

9. MISCELLANEOUS.

9.1. Part of Existing Purchase Agreements; Future References, etc.

This Amendment Agreement shall be construed in connection with and as a part of the Existing Purchase Agreements and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Purchase Agreements are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Purchase Agreements without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.

9.2. Counterparts.

This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of a facsimile of an executed signature page hereto shall be effective as delivery of an original.

9.3. Governing Law.

THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE COMMONWEALTH OF VIRGINIA EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

[Remainder of page intentionally left blank. Next page is signature page.]

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If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Issuer, whereupon it will become a binding agreement among you and the Issuer.

SMITHFIELD FOODS, INC.

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 2 (B-H)]

The foregoing Amendment Agreement is hereby accepted as of the date first above written.

JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Authorized Signatory

MELLON BANK, N.A., solely in its capacity as

Trustee for the BELL ATLANTIC MASTER

TRUST, (as directed by John Hancock Financial

Services, Inc.), and not in its individual capacity

By:	/s/ Bernadette Rist
Name:	Bernadette Rist
Title:	Authorized Signatory

MELLON BANK, N. A., solely in its capacity as

Trustee for the LONG-TERM INVESTMENT

TRUST, (as directed by John Hancock Financial

Services, Inc.), and not in its individual capacity

By:	/s/ Bernadette Rist
Name:	Bernadette Rist
Title:	Authorized Signatory

THE NORTHERN TRUST COMPANY,

AS TRUSTEE OF THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST

By: John Hancock Life Insurance Company, as Investment Manager

By:	/s/ David E. Johnson
Name:	David E. Johnson
Title:	Managing Director

[Signature Page to Amendment Agreement No. 2 (B-H)]

THE MARITIME LIFE ASSURANCE COMPANY

By:	/s/ Peter A. Stuart
Name:	Peter A. Stuart
Title:	Senior Vice President and Chief Investment Officer

By:	/s/ Alfred Samson
Name:	Alfred Samson
Title:	Vice President, Public Securities

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jeffrey J. Lueken
Name:	Jeffrey J. Lueken
Title:	Its Authorized Representative

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY

(successor by merger to The Independent Life and Accident Insurance Company)

THE VARIABLE ANNUITY LIFE INSURANCE COMPANY

By: American General Investment Management, L.P.

By: American General Investment Management Corporation, it general partner

By:	/s/ Lochlan O. McNew
Name:	Lochlan O. McNew Name
Title:	Vice President

ACADEMY LIFE INSURANCE COMPANY

By:	/s/ Bill Henrickson
Name:	Bill Henrickson
Title:	Vice President

MONUMENTAL LIFE INSURANCE COMPANY,

successor by merger to PEOPLES SECURITY LIFE INSURANCE COMPANY

By:	/s/ Bill Henrickson
Name:	Bill Henrickson
Title:	Vice President

[Signature Page to Amendment Agreement No. 2 (B-H)]

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Kent Knudsen
Name:	Kent Knudsen
Title:	Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By:	/s/ Kent Knudsen
Name:	Kent Knudsen
Title:	Authorized Signer

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: David L. Babson & Company, Inc., as Investment Adviser

By:	/s/ Kathleen Lynch
Name:	Kathleen Lynch
Title:	Managing Director

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

(as successor in interest to Unicare Life & Health Insurance Company)

By: David L. Babson & Company, Inc., as Investment Adviser

By:	/s/ Kathleen Lynch
Name:	Kathleen Lynch
Title:	Managing Director

C.M. LIFE INSURANCE COMPANY

By: David L. Babson & Company, Inc., as Investment Sub-Adviser

By:	/s/ Kathleen Lynch
Name:	Kathleen Lynch
Title:	Managing Director

[Signature Page to Amendment Agreement No. 2 (B-H)]

The undersigned consent to the Amendments effected by the foregoing Amendment Agreement.

CODDLE ROASTED MEATS, INC.

GWALTNEY OF SMITHFIELD, LTD.

HANCOCK’S OLD FASHIONED COUNTRY HAM, INC.

IOWA QUALITY MEATS, LTD.

JOHN MORRELL & CO.

LYKES MEAT GROUP, INC.

MOYER PACKING COMPANY

NORTH SIDE FOODS CORP.

PACKERLAND HOLDINGS, INC.

PACKERLAND PROCESSING COMPANY, INC.

PACKERLAND-PLAINWELL, INC. (f/k/a Murco Foods, Inc.)

PATRICK CUDAHY INCORPORATED

PREMIUM PORK, INC.

QUIK-TO-FIX FOODS, INC.

SFFC, INC.

SMITHFIELD PURCHASE CORPORATION (successor by merger to Carroll’s Realty, Inc.)

STADLER’S COUNTRY HAMS, INC.

SUN LAND BEEF COMPANY

SUNNYLAND, INC.

THE SMITHFIELD COMPANIES, INC.

THE SMITHFIELD PACKING COMPANY INCORPORATED

MURPHY-BROWN LLC

By: John Morrell & Co., as sole member

MURPHY FARMS LLC

QUARTER M FARMS LLC

CARROLL’S FOODS OF VIRGINIA LLC

CARROLL’S FOODS LLC

CIRCLE FOUR LLC

CENTRAL PLAINS FARMS LLC

BROWN’S OF CAROLINA LLC

By:    Murphy-Brown LLC, as sole member

By:    John Morrell & Co., as sole member

BROWN’S FARMS, LLC

By:    Brown’s of Carolina LLC, as sole member

By:    Murphy-Brown LLC, as sole member

By:    John Morrell & Co., as sole member

CARROLL’S REALTY PARTNERSHIP

By:    Smithfield Purchase Corporation, as general partner

SMITHFIELD PACKING REAL ESTATE, LLC

By:    The Smithfield Packing Company Incorporated, as sole member

GREAT LAKES CATTLE CREDIT COMPANY, LLC

By:    Packerland Holdings, Inc., as sole member

[Signature Page to Amendment Agreement No. 2 (B-H)]

SMITHFIELD-CARROLL’S FARMS

By:    Smithfield Purchase Corporation, as general partner

BROWN’S REALTY PARTNERSHIP

By:    Brown’s Farms, LLC, its partner

By:    Brown’s of Carolina LLC, its sole member and manager

By:    Murphy-Brown LLC, its sole member and manager

By:    John Morrell & Co., as sole member

 and

By:    Smithfield Purchase Corporation, its partner

SMITHFIELD PACKING REALTY PARTNERSHIP

By:    Smithfield Packing Real Estate, LLC, its partner

By:    The Smithfield Packing Company, Incorporated, its sole member and manager

 and

By:    Smithfield Purchase Corporation, its partner

By:	/s/ Daniel G. Stevens
Name:	Daniel G. Stevens
Title:	Vice President and Chief Financial Officer

[Signature Page to Amendment Agreement No. 2 (B-H)]

ANNEX 1

CURRENT HOLDERS AND PRINCIPAL AMOUNTS

Name of Current Holder	Aggregate Principal Amount of Serie B Notes Held	Aggregate Principal Amount of Series C Notes Held	Aggregate Principal Amount of Series D Notes Held	Aggregate Principal Amount of Series E Notes Held	Aggregate Principal Amount of Series F Notes Held	Aggregate Principal Amount of Series G Notes Held	Aggregate Principal Amount of Series H Notes Held
John Hancock Life Insurance Company	$9,852,942	$-0-	$9,000,000	$9,250,000	$24,000,000	$14,000,000	$-0-
John Hancock Variable Life Insurance Company	$-0-	$-0-	$-0-	$-0-	$5,000,000	$-0-	$-0-
Mellon Bank, N.A., Trustee under Master Trust Agreement of Bell Atlantic Master Trust	$-0-	$-0-	$-0-	$-0-	$3,000,000	$-0-	$-0-
Mellon Bank, N.A. Trustee under Master Trust Agreement of Long-Term Investment Trust	$-0-	$-0-	$-0-	$-0-	$960,000	$-0-	$-0-
The Northern Trust Company, as Trustee of the Lucent Technologies Inc. Master Pension Trust	$-0-	$-0-	$-0-	$-0-	$2,040,000	$-0-	$-0-
The Maritime Life Assurance Company	$-0-	$-0-	$-0-	$-0-	$5,000,000	$-0-	$-0-
The Northwestern Mutual Life Insurance Company	$-0-	$5,000,000	$-0-	$-0-	$30,000,000	$-0-	$-0-
The Variable Annuity Life Insurance Company	$-0-	$7,500,000	$-0-	$-0-	$12,000,000	$-0-	$-0-
American General Life and Accident Insurance Company (Successor by merger to Independent Life and Accident Insurance Company	$-0-	$-0-	$-0-	$-0-	$3,000,000	$-0-	$-0-
Academy Life Insurance Company	$-0-	$5,000,000	$-0-	$-0-	$-0-	$-0-	$-0-

Annex 1-1

Name of Current Holder	Aggregate Principal Amount of Serie B Notes Held	Aggregate Principal Amount of Series C Notes Held	Aggregate Principal Amount of Series D Notes Held	Aggregate Principal Amount of Series E Notes Held	Aggregate Principal Amount of Series F Notes Held	Aggregate Principal Amount of Series G Notes Held	Aggregate Principal Amount of Series H Notes Held
Monumental Life Insurance Company, Successor by Merger to Peoples Security Life Insurance Company	$-0-	$-0-	$-0-	$-0-	$12,500,000	$-0-	$-0-
United of Omaha Life Insurance Company	$-0-	$13,000,000	$-0-	$-0-	$-0-	$-0-	$-0-
Companion Life Insurance Company	$-0-	$2,000,000	$-0-	$-0-	$-0-	$-0-	$-0-
Massachusetts Mutual Life Insurance Company	$-0-	$4,500,000	$-0-	$-0-	$2,500,000	$-0-	$14,779,412
Massachusetts Mutual Life Insurance Company (as Successor I interest to Unicare Life & Health Insurance Company)	$-0-	$2,000,000	$-0-	$-0-	$-0-	$-0-	$-0-
C.M. Life Insurance Company	$-0-	$1,000,000	$-0-	$-0-	$-0-	$-0-	$-0-

Annex 1-2

EXHIBIT 3.1

AMENDMENTS TO EXISTING PURCHASE AGREEMENTS

1. The Existing Purchase Agreements are hereby amended by adding a new Section 4.9 to read as follows:

4.9. Incremental Margin Period.

Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Financing Documents, at all times during the Incremental Margin Period the interest rate then in effect for the Notes shall be increased by an amount equal to the Incremental Margin then in effect.

2. Section 6.7 of the Existing Purchase Agreements is hereby amended and restated in its entirety to read as follows:

6.7. Maintenance of Funded Debt.

(a) Consolidated Funded Debt. The Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed the Applicable Funded Debt Percentage of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

(b) Consolidated Senior Funded Debt. The Company shall not permit Consolidated Senior Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed the Applicable Senior Funded Debt Percentage of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

3. Section 9.1 of the Existing Purchase Agreements is hereby amended by adding the following new definitions in the appropriate alphabetical order to read as follows:

3FQ03 – means the fiscal quarter of the Company ending on January 26, 2003.

4FQ03 – means the fiscal quarter of the Company ending on April 27, 2003.

1FQ04 – means the fiscal quarter of the Company ending on July 27, 2003.

2FQ04 – means the fiscal quarter of the Company ending on October 26, 2003.

3FQ04 – means the fiscal quarter of the Company ending on January 25, 2004.

Applicable Funded Debt Percentage – means, at any fiscal quarter end, the percentage applicable to such fiscal quarter end in the table set forth below:

Exhibit 3.1-1

Fiscal Quarter End	Percentage
All fiscal quarter ends prior to the end of 3FQ03	400%
3FQ03	450% plus New Debt Step Up
4FQ03	450% plus New Debt Step Up
1FQ04	450% plus New Debt Step Up
2FQ04	400% plus New Debt Step Up
All fiscal quarter ends after the end of 2FQ04	400%

Applicable Senior Funded Debt Percentage – means, at any fiscal quarter end, the percentage applicable to such fiscal quarter end in the table set forth below:

Fiscal Quarter End	Percentage
All fiscal quarter ends prior to the end of 3FQ03	320%
3FQ03	400% plus New Debt Step Up
4FQ03	400% plus New Debt Step Up
1FQ04	400% plus New Debt Step Up
2FQ04	375% plus New Debt Step Up
All fiscal quarter ends after the end of 2FQ04	320%

Incremental Margin – means, at all times during each fiscal quarter during the Incremental Margin Period, (a) zero (0) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is not more than 400% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended, (b) one half of one percent (0.50%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is more than 400% but less than 450% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended and (c) three quarters of one percent (0.75%) if Consolidated Funded Debt at the end of the immediately preceding fiscal quarter is not less than 450% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company then most recently ended.

Incremental Margin Period – means the period from the start of 4FQ03 to and including the end of 3FQ04.

New Debt Step Up – means (a) zero percent (0%) if the Company shall have incurred, in aggregate, less than $200,000,000 of Unsecured Debt after December 31, 2002, (b) twenty-five percent (25%) if the Company shall have incurred, in aggregate, not less than $200,000,000 nor more than $300,000,000 of Unsecured Debt after December 31, 2002 and (c) fifty percent (50%) if the Company shall have incurred, in aggregate, more than $300,000,000 of Unsecured Debt after December 31, 2002.

Exhibit 3.1-2

Unsecured Debt – means any Debt of the Company or any of its Subsidiaries of the type described in paragraph (a) of the definition of Debt which (a) shall have been issued in a private placement or public offering, (b) has an initial term of more than one (1) year and (c) is not secured by any Lien on any Property of the Company or its Subsidiaries.

Exhibit 3.1-3

EXHIBIT 3.2(B)

[FORM OF SERIES B SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.41% SERIES B SENIOR SECURED NOTE DUE AUGUST 1, 2006

No. RB-[ ]	[Date]

$[ ]	PPN: 832248 A@ 7

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ])on August 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and forty-one one-hundredths percent (8.41%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and forty-one one-hundredths percent (10.41%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series B Senior Secured Notes of the Company issued in an aggregate principal amount limited to Nine Million Eight Hundred Fifty-Two Thousand Nine Hundred Forty-Two Dollars ($9,852,942) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(B)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(B)-2

EXHIBIT 3.2(C)

[FORM OF SERIES C SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.34% SERIES C SENIOR SECURED NOTE DUE AUGUST 1, 2003

No. RC-[ ]	[Date]

$[ ]	PPN: 832248 A# 5

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on August 1, 2003 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and thirty-four one-hundredths percent (8.34%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and thirty-four one-hundredths percent (10.34%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series C Senior Secured Notes of the Company issued in an aggregate principal amount limited to Forty Million Dollars ($40,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(C)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(C)-2

EXHIBIT 3.2(D)

[FORM OF SERIES D SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

9.80% SERIES D SENIOR SECURED NOTE DUE AUGUST 1, 2003

No. RD-[ ]	[Date]
$[ ]	PPN: 832248 B* 8

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on August 1, 2003 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of nine and eighty one one-hundredths percent (10.55%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) eleven and eighty one-hundredths percent (11.80%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series D Senior Secured Notes of the Company issued in an aggregate principal amount limited to Nine Million Dollars ($9,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(D)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(D)-2

EXHIBIT 3.2(E)

[FORM OF SERIES E SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

10.75% SERIES E SENIOR SECURED NOTE DUE AUGUST 1, 2005

No. RE-[ ]	[Date]
$[ ]	PPN: 832248 B@ 6

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on August 1, 2005 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of ten and seventy-five one-hundredths percent (10.75%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) twelve and seventy-five one-hundredths percent (12.75%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series E Senior Secured Notes of the Company issued in an aggregate principal amount limited to Nine Million Two Hundred Fifty Thousand Dollars ($9,250,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(E)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(E)-2

EXHIBIT 3.2(F)

[FORM OF SERIES F SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.52% SERIES F SENIOR SECURED NOTE DUE AUGUST 1, 2006

No. RF-[ ]	[Date}
$[ ]	PPN: 832248 B# 4

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on August 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and fifty-two one-hundredths percent (8.52%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and fifty-two one-hundredths percent (10.52%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series F Senior Secured Notes of the Company issued in an aggregate principal amount limited to One Hundred Million Dollars ($100,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(F)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(F)-2

EXHIBIT 3.2(G)

[FORM OF SERIES G SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

10.35% SERIES G SENIOR SECURED NOTE DUE NOVEMBER 1, 2006

No. RG-[ ]	[Date]
$[ ]	PPN: 832248 C* 7

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on November 1, 2006 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of ten and thirty-five one-hundredths percent (10.35%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) twelve and thirty-five one-hundredths percent (12.35%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series G Senior Secured Notes of the Company issued in an aggregate principal amount limited to Fourteen Million Dollars ($14,000,000) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(G)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(G)-2

EXHIBIT 3.2(H)

[FORM OF SERIES H SENIOR SECURED NOTE]

SMITHFIELD FOODS, INC.

8.41% SERIES H SENIOR SECURED NOTE DUE AUGUST 1, 2004

No. RH-[ ]	[Date]
$[ ]	PPN: 832248 C@ 5

SMITHFIELD FOODS, INC., a Virginia corporation (the “Company”), for value received, hereby promises to pay to [                ] or registered assigns the principal sum of [                ] DOLLARS ($[        ]) on August 1, 2004 and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of this Note at the rate of eight and forty-one one-hundredths percent (8.41%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect, quarterly on the first (1st) day of each February, May, August and November in each year, commencing on the later of August 1, 1996 or the payment date next succeeding the date hereof, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (a) the highest rate allowed by applicable law or (b) ten and forty-one one-hundredths percent (10.41%) per annum plus, at all times during the Incremental Margin Period, the Incremental Margin then in effect.

Payments of principal, Make-Whole Amount, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, in the manner provided in the Note Purchase Agreement.

This Note is one of an issue of Series H Senior Secured Notes of the Company issued in an aggregate principal amount limited to Fourteen Million Seven Hundred Seventy-Nine Thousand Four Hundred Twelve Dollars ($14,779,412) pursuant to the Company’s separate Note Purchase Agreements, (collectively as may be amended from time to time, the “Note Purchase Agreement”), each dated as of July 15, 1996, with the purchasers listed on Annex 1 thereto, and is entitled to the benefits thereof. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreement. As provided in the Note Purchase Agreement, this Note is subject to prepayment, in whole or in part, in certain cases without a Make-Whole Amount and in other cases with a Make-Whole Amount. The Company agrees to make the scheduled required prepayments on account of such Notes in accordance with the provisions of the Note Purchase Agreement.

Exhibit 3.2(H)-1

This Note is a registered Note and is transferable only by surrender hereof at the principal office of the Company as specified in the Note Purchase Agreement, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

Under certain circumstances, as specified in the Note Purchase Agreement, the principal of this Note (together with any applicable Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

The Company waives presentment, protest and demand, notice of protest, demand and dishonor and agrees to pay all costs of collection when incurred (including, without limitation, attorneys’ fees) and to perform and comply with each of the covenants, conditions, provisions and agreements of the undersigned contained in every Financing Document. Notwithstanding any provision herein or in any instrument now or hereafter securing said indebtedness, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the Commonwealth of Virginia.

This Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

All obligations evidenced by the Note are guarantied by the Guarantors pursuant to the Joint and Several Guaranty.

THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

SMITHFIELD FOODS, INC.

By:
Name:
Title:

Exhibit 3.2(H)-2